Exhibit 99.5

THE TRADE DESK, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE

The purposes of The Trade Desk, Inc. 2016 Employee Stock Purchase Plan are to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

This Plan includes two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component.  It is the intention of the Company that the Section 423 Component qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.  Accordingly, the provisions of the Section 423 Component shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.  The Plan also authorizes the grant of rights to purchase Shares under the Non-Section 423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Rights to purchase Shares granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees that reside outside of the United States and the Designated Subsidiaries that participate in the Non-Section 423 Component. Except as otherwise provided herein, the Non-Section 423 Component will be operated and administered in the same manner as the Section 423 Component.  Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

ARTICLE II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1          “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2          “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted, including, without limitation, the applicable provisions of the Code, the Securities Act and the Exchange Act.

2.3          “Board” shall mean the Board of Directors of the Company.

2.4          “Change in Control” shall mean and includes each of the following:

(a)           A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition the results of which is described in Sections 2.4(c)(i), 2.4(c)(ii) or 2.4(c)(iii); or (iv) in respect of a right to purchase Shares granted under the Plan held by a particular Eligible Employee, any acquisition by the Eligible Employee or any group of persons including the Eligible Employee (or any entity controlled by the Eligible Employee or any group of persons including the Participant); or

(b)           Following the first (1st) anniversary of the Effective Date, the Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)           The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)            after which the Company’s voting securities outstanding immediately before the transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)           after which no person or group beneficially owns voting securities representing more than fifty percent (50%) of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning more than fifty percent (50%) of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)          after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)           The date which is ten (10) business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any right to purchase Shares granted hereunder that provides for the deferral of compensation and is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such right to purchase Shares shall only constitute a Change in Control for purposes if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.5          “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.6          “Common Stock” shall mean the Class A common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.7          “Company” shall mean The Trade Desk, Inc., a Delaware corporation.

2.8          “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior-week adjustments, overtime payments, compensation paid in respect of periods of absence from work due to vacation, holiday, jury duty, funeral leave or military leave, commissions, incentive compensation and one-time bonuses (e.g., retention or sign on bonuses), but excluding education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.9          “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator as eligible to participate in the Plan in accordance with Section 11.3(b), with such designation to specify whether such Subsidiary shall participate in the Section 423 Component or the Non-Section 423 Component.  For the avoidance of doubt, a Designated Subsidiary that participates in the Section 423 Component shall not participate in the Non-Section 423 Component.

2.10        “Effective Date” shall mean the day prior to the Public Trading Date, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.11        “Eligible Employee” shall mean an Employee who, with respect to the Section 423 Component of the Plan, does not, immediately after any rights under the Section 423 Component of this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary.  For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.  Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component of the Plan if such Employee is a citizen or resident of a foreign jurisdiction and (a) the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction and/or (b) the grant of a right to purchase Shares such Employee in compliance with the laws of such foreign jurisdiction would cause the Section 423 Component, any Offering and/or Offering Period(s) thereunder or the right to purchase Shares thereunder to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion;

provided, that any such exclusion shall be applied in an identical manner under each Offering to all Employees in such Offering, in accordance with U.S. Treasury Regulation Section 1.423-2(e).  Further notwithstanding the foregoing, (x) the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (iii) such Employee’s customary employment is for twenty hours or less per week, and/or (iv) such Employee’s customary employment is for less than five months in any calendar year; provided, that any exclusion in clauses (i), (ii), (iii), or (iv) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with U.S. Treasury Regulation Section 1.423-2(e); and (y) with respect to any Offering under the Non-Section 423 Component of the Plan, (A) the Administrator may further limit eligibility within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees (without regard to the foregoing rules), and (B) if any of the foregoing eligibility rules are not consistent with non-U.S. Applicable Laws, such non-U.S. Applicable Laws shall control.

2.12        “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in U.S. Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in U.S. Treasury Regulation Section 1.421-1(h)(2).

2.13        “Enrollment Date” shall mean the first Trading Day of each Offering Period (or, with respect to the Initial Offering Period, the Effective Date).

2.14        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15        “Expiration Date” shall mean the tenth (10th) anniversary of the date on which the Plan is initially approved by the stockholders of the Company.

2.16        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)           If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)           If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any right to purchase Shares granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.17        “Incumbent Directors” shall mean for any period of twelve (12) consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new member(s) of the Board (other than a member of the Board designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or 2.4(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for a member of the Board without objection to such nomination) of the members of the Board then still in office who either were members of the Board at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved.  No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to members of the Board or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.18        “Initial Offering Period” shall mean the period commencing on the Effective Date and ending on November 15, 2018.

2.19        “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares may be granted to non-U.S. Eligible Employees that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code.

2.20        “Offering” shall mean each offering under the Plan of rights to purchase Shares that may be exercised during an Offering Period.  Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company and/or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Period(s) of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and such Offering thereunder together satisfy the requirements of U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

2.21        “Offering Document” shall have the meaning given to such term in Section 4.1.

2.22        “Offering Period” shall mean (a) the Initial Offering Period and (b) each twenty-four (24) month period commencing on each November 16th and May 16th to occur during the term of the Plan following the Initial Offering Period (or such other period or periods as determined by the Administrator in accordance with this Plan and set forth in an Offering Document).

2.23        “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.24        “Participant” shall mean any Eligible Employee who has been granted rights to purchase Shares pursuant to the Plan.

2.25        “Plan” shall mean this The Trade Desk, Inc. 2016 Employee Stock Purchase Plan, including the Section 423 Component and the Non-Section 423 Component, together with any sub-plans or appendices hereto, in each case, as may be amended from time to time.

2.26        “Public Trading Date” shall mean the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of U.S. Treasury Regulation Section 1.162-27(c)(1).

2.27        “Purchase Date” shall mean the last Trading Day of each Purchase Period.

2.28        “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, if no purchase period is designated by the Administrator in the applicable Offering Document, the purchase period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.29        “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, if no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.30        “Section 409A” shall mean Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance issued after the Effective Date.

2.31        “Section 423 Component” shall mean those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

2.32        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.33        “Share” shall mean a share of Common Stock.

2.34        “Subsidiary” shall mean any corporation, other than the Company, whether domestic or foreign, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under U.S. Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under U.S. Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.35        “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.
SHARES SUBJECT TO THE PLAN

3.1          Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be eight hundred thousand (800,000) Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on January 1, 2017 and ending on and including January 1, 2026, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the least of (a) eight hundred thousand (800,000) Shares, (b) one percent (1%) of the Shares outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2          Stock Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.
OFFERINGS; OFFERING PERIODS; OFFERING DOCUMENTS

4.1          Offerings; Offering Periods. The Administrator may from time to time designate separate Offerings under the Plan in which Eligible Employees may participate and grant or provide for the grant of rights to purchase Shares to Eligible Employees during Offering Periods. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The provisions of separate Offerings under the Plan need not be identical. The dates of the applicable Purchase Period(s) in each Offering may be (but are not required to be) identical, provided that the terms of participation are the same within any particular Offering under the Section 423 Component as determined under Section 423 of the Code.

4.2          Offering Documents. Each Offering Document shall specify (through incorporation of the provisions of this Plan by reference or otherwise): (a) the maximum number of Shares that may be purchased by any Eligible Employee during the applicable Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be six thousand (6,000) Shares; and (b) such other provisions as the Administrator determines are appropriate, subject to the Plan.

4.3          Automatic Reset of Offering Periods.  Notwithstanding anything in the Plan to the contrary, if the Fair Market Value of a Share on any Purchase Date that occurs during an Offering Period is less than the Fair Market Value of a Share on the Enrollment Date of the applicable Offering Period, then such Offering Period shall automatically terminate immediately after the purchase of Shares on such Purchase Date and a new subsequent Offering Period shall commence on the May 16th or November 16th next following such Purchase Date (an “Automatic Reset”).

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

5.1        Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, with respect to the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2        Enrollment in Plan.

(a)           Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering an enrollment form to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides; provided, however, that upon the termination of an Offering Period as a result of an Automatic Reset, each Participant in such offering Period shall automatically participate in the immediately following Offering Period on the same terms on which the Participant participated in the terminated Offering Period pursuant to the Participant’s existing enrollment form (as may be subsequently modified or revoked in accordance with the Plan).

(b)           Each enrollment form shall designate, as determined by the Administrator, either (i) a whole percentage of such Eligible Employee’s Compensation or (ii) or a fixed dollar amount, in either case, to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. In either event, the designated percentage or fixed dollar amount may not be less than one percent (1%) and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be twenty-five percent (25%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)           A Participant may increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her enrollment form, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Purchase Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed two (2) changes to his or her payroll deduction elections during each Purchase Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period that commences at least five (5) business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document).  In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)           Except as otherwise set forth in Section 5.8 below or in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

(e)           Notwithstanding anything herein to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

5.3          Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end with the conclusion of the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4          Effect of Enrollment. A Participant’s completion of an enrollment form will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new enrollment form, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5          Limitation on Purchase of Shares. With respect to the 423 Component of the Plan, an Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6          Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares, whether by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan, shall be paid to such Participant in a single lump sum in cash without interest as soon as reasonably practicable after the Purchase Date (but in no event more than thirty (30) days thereafter).

5.7          Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, who are foreign nationals or who are employed outside of the U.S., as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements, appendices or sub-plans to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes (including to govern Offerings under the Section 423 Component or the Non-Section 423 Component), subject to Sections 9.1 and 9.2 below. To the extent that any such supplements, appendices or sub-plans conflict with the terms of the Plan, the terms of the appendix or sub-plan shall control.  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures under this Section 5.7 regarding the exclusion of Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, the handling of payroll deductions or other contributions by Participants, the payment of interest, the conversion of local currency, data privacy security, payroll taxes, withholding procedures, the establishment of bank or trust accounts to hold payroll deductions or contributions, the determination of beneficiary designation requirements and the handling of stock certificates.  The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of any right to purchase Shares granted under the Plan or of an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable (but not more favorable) than the terms of rights to purchase Shares granted under the Plan to, or the terms of the same Offering applicable to, Employees who reside in the U.S.  To the extent any supplement, appendix, sub-plan or changes thereto or hereto approved by the Administrator are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the Designated Subsidiaries affected thereby shall be considered Designated Subsidiaries in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component.

5.8          Leave of Absence. During any leave of absence approved by the Company that meets the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS

6.1          Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee with respect to such Offering Period shall be granted a right to purchase Shares, subject to the limits in Section 4.2 and Section 5.5, representing the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws from the Plan in accordance with Section 7.1 or Section 7.3.

6.2          Exercise of Rights. On the applicable Purchase Date of an Offering Period, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3          Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date (but in no event more than thirty (30) days thereafter).

6.4        Withholding.  The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or to deduct from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of Shares under the Plan or any sale of such Shares.

6.5        Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)           The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)           The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)           The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any;

(e)           The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience; and

(f)            With respect to Participants who are foreign nationals or residents of, or employed in, non-U.S. jurisdictions, any other condition(s) required under Applicable Law for the issuance or delivery of Shares in the applicable non-U.S. jurisdiction.

ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1          Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws during an Offering Period, the Participant shall not be permitted to resume payroll deductions to the Plan during that Offering Period, and such Participant’s payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new enrollment form.

7.2        Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3          Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable (but no later than thirty (30) days) following such Participant’s cessation as an Eligible Employee, and such Participant’s rights for the Offering Period shall be automatically terminated.

7.4          Transfer of Employment.  If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but he or she shall immediately cease to participate in the Section 423 Component; however, any contributions made by the Participant with respect to the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating his or her employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the then-current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer.  Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK

8.1          Changes in Capitalization. Subject to Sections 8.3 and 8.4, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the

Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2        Other Adjustments. Subject to Sections 8.3 and 8.4, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)           To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)           To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)           To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)           To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)           To provide that all outstanding rights shall terminate without being exercised.

8.3          Change in Control.  Notwithstanding anything to the contrary in Sections 8.1 or 8.2 above, in the event of a proposed Change in Control (a) pursuant to Section 2.4(a) or (c) above in connection with which outstanding rights to purchase Shares under the Plan are not assumed or substituted pursuant to Section 8.2(b) above, or (b) pursuant to Section 2.4(d) above, in either case, any Offering Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), which shall in all cases be before the date on which the proposed Change in Control is consummated, and all such Offering Periods shall terminate on the New Purchase Date.  The Administrator shall notify each Participant in advance of the New Purchase Date, that the next Purchase Date for the Participant’s then-outstanding right(s) to purchase Shares under the Plan has been changed to the New Purchase Date and that the Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be automatically applied on the New Purchase Date to the purchase of Shares, provided that the Participant has not withdrawn from the Plan pursuant to Section 7.1 or ceased to be an Eligible Employee pursuant to Section 7.3 prior to such New Purchase Date.

8.4          No Adjustment Under Certain Circumstances.  No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.5        No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION

9.1          Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required for any amendment to the Plan to the extent required under Section 423 of the Code (with respect to the Section 423 Component) or any other Applicable Law.

9.2          Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, and, with respect to the Section 423 Component, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3          Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)           altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)           shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)           allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4          Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination (but in no event more than thirty (30) days thereafter), without any interest thereon.

ARTICLE X.
TERM OF PLAN

The Plan shall be effective on the Effective Date, subject to approval of the Plan by the stockholders of the Company within twelve (12) months following the date the Plan is first approved by the Board. Rights may be granted under the Plan prior to such stockholder approval; provided, however, that such rights shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained by the end of said twelve (12)-month period, all rights previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised. The Plan shall terminate upon the expiration of the Purchase Period during which Expiration Date occurs, unless earlier terminated in accordance herewith or unless the Company’s stockholders do not approve the Plan in accordance with this Article X.   For the avoidance of doubt, the Purchase Period during which the Expiration Date occurs shall continue in effect until the expiration of such Purchase Period, but no new Offering Periods or Purchase Periods shall commence on or following the Expiration Date.  No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.
ADMINISTRATION

11.1        Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”).  To the extent necessary to comply with Rule 16b-3 of the Exchange Act and/or other Applicable Law, the Committee shall consist solely of two (2) or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required thereunder.  The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2        Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3        Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)           To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)           To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)           To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)           To amend, suspend or terminate the Plan as provided in Article IX.

(e)           Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries.

(f)            To determine which Designated Subsidiaries shall participate in the Non-Section 423 Component and which Designated Subsidiaries shall participate in the Section 423 Component.

(g)           To carry out the intent that the Section 423 Component of the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4        Expenses. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.  The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

11.5        Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any enrollment form and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.  No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

ARTICLE XII.
MISCELLANEOUS

12.1        Restrictions on Transfer. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder. In addition, notwithstanding anything herein to the contrary, a Participant shall not, except as may otherwise be provided in an Offering document with respect to Participants in such Offering, transfer, sell, pledge, assign, hypothecate or otherwise dispose of  (collectively, “Transfer”) any Shares purchased under the Plan prior to the earliest to occur of (a) the six (6)-month anniversary of the applicable Purchase Date on which the Participant purchased the Shares or (b) the occurrence, after the applicable Purchase Date, of a Change in Control.  Any Transfer of Shares which is not made in compliance with this Section 12.1 shall be null and void ab initio.

12.2        Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3        Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4        Designation of Beneficiary.

(a)           A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)           Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6        Equal Rights and Privileges. All Eligible Employees granted rights to purchase Shares pursuant to an Offering under the Section 423 Component will have equal rights and privileges under so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.  For the avoidance of doubt, Eligible Employees participating in the Non-Section 423 Component of this Plan need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

12.7        Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8        Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9        No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any

Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10      Conformity to Securities Laws.  Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.11      Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right granted pursuant to an Offering under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one (1) year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.12      Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.13      Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.14      Section 409A.  The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A.  Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A.  Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of The Trade Desk, Inc. on August 17, 2016.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of The Trade Desk, Inc. on August 17, 2016.

Executed on this 17th day of August, 2016.

/s/ Paul E. Ross
Name: Paul E. Ross
Title: Chief Financial Officer